Exhibit 23






                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fieldcrest Cannon, Inc. of our report dated January 30, 1996, included in the 1995 Annual Report to Shareholders of Fieldcrest Cannon, Inc.

          We also consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-44703, 33-59149, and 33-44705 and Form
          S-3, No. 33-52325) pertaining to the Director Stock Option Plan of Fieldcrest Cannon, Inc., the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc., the Stock Option Agreement between Fieldcrest Cannon, Inc. and James M. Fitzgibbons and the $3.00 Series A
          Convertible Preferred Stock, respectively, and in the related Prospectuses of our report dated January 30, 1996, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.





                                ERNST & YOUNG LLP



          Greensboro, North Carolina
          March 28, 1996


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